Exhibit 99.1
press release
Paylocity Announces Fourth Quarter and Full Fiscal Year 2024 Financial Results
•Q4 2024 Recurring & Other Revenue of $324.7 million, up 15% year-over-year
•Q4 2024 Total Revenue of $357.3 million, up 16% year-over-year
•FY 2024 Recurring & Other Revenue of $1,281.7 million, up 17% year-over-year
•FY 2024 Total Revenue of $1,402.5 million, up 19% year-over-year
•Repurchased 1.1 million shares of common stock for $150.0 million during Q4 2024
•Co-CEO Steve Beauchamp to transition to Executive Chairman on August 5, 2024; Toby Williams to remain President and assume position of sole CEO
SCHAUMBURG, IL. – August 1, 2024 – Paylocity Holding Corporation (Nasdaq: PCTY), a leading provider of cloud-based HCM and payroll software solutions, today announced financial results for the fourth quarter and full fiscal year 2024, which ended June 30, 2024.

“Our position as the most modern HCM provider drove strong financial results in fiscal 24, as we ended the year with 19% total revenue growth, 17% recurring & other revenue growth, and a significant increase in profitability. Our financial performance in fiscal 24 was supported by 8% year-over-year client growth to 39,050 clients, and 8% growth in average revenue per client – while also focusing on efficiency and productivity across our organization. We continue to attach more product at time of sale, and have realized increased success selling back into existing clients as our modern workforce products continue to resonate across our entire client base, with Learning Management, Recognition & Rewards, and Employee Voice seeing particular success. In addition to healthy revenue and profitability growth in fiscal 24, in Q4 we also returned capital to shareholders by repurchasing $150 million of our stock. As we close fiscal 24, I would like to thank all of our employees for their efforts supporting our clients, and congratulate our teams for another successful year. We enter fiscal 25 with a high degree of confidence in our ability to execute against our multi-year goal of $2 billion in total revenue,” said Toby Williams, President and Co-Chief Executive Officer of Paylocity.

Key Recent Achievements
•FY 2024 Recurring & other revenue of $1,281.7 million, up 17% year-over-year.
•FY 2024 Total revenue of $1,402.5 million, up 19% year-over-year.
•FY 2024 GAAP net income increased 47% to $206.8 million from $140.8 million in FY 2023 and $3.63 per diluted share from $2.49 in FY 2023.
•FY 2024 Adjusted EBITDA, a non-GAAP measure, increased 35% to $505.6 million from $375.2 million in FY 2023, or 36.0% of Total revenue compared to 31.9% in FY 2023.
•FY 2024 Adjusted EBITDA excluding interest income on funds held for clients, a non-GAAP measure, increased 29% to $384.7 million from $298.6 million in FY 2023, or 30.0% of Recurring and other revenue compared to 27.2% in FY 2023.
•FY 2024 Net cash provided by operating activities increased 36% to $384.7 million from $282.7 million in FY 2023, or 27.4% of Total revenue compared to 24.1% in FY 2023.

•FY 2024 Free cash flow, a non-GAAP measure, increased 42% to $305.9 million from $215.8 million in FY 2023, or 21.8% of Total revenue compared to 18.4% in FY 2023.
•FY 2024 Free cash flow excluding interest income on funds held for clients, a non-GAAP measure, increased 33% to $185.1 million from $139.2 million in FY 2023, or 14.4% of Recurring and other revenue compared to 12.7% in FY 2023.
•Ending FY 2024 Cash and cash equivalents balance of $401.8 million.

Fourth Quarter Fiscal 2024 Financial Highlights
Revenue:
•Total revenue was $357.3 million, an increase of 16% from the fourth quarter of fiscal year 2023.
•Recurring & other revenue was $324.7 million, an increase of 15% from the fourth quarter of fiscal year 2023.
Operating Income:
•GAAP operating income was $62.9 million and non-GAAP operating income was $96.3 million in the fourth quarter of fiscal year 2024, compared to GAAP operating income of $49.4 million and non-GAAP operating income of $84.0 million in the fourth quarter of fiscal year 2023.
Net Income:
•GAAP net income was $48.8 million or $0.86 per share in the fourth quarter of fiscal year 2024 based on 56.9 million diluted weighted average common shares outstanding, compared to $37.3 million or $0.66 per share in the fourth quarter of fiscal year 2023 based on 56.7 million diluted weighted average common shares outstanding.
Adjusted EBITDA:
•Adjusted EBITDA, a non-GAAP measure, was $120.2 million in the fourth quarter of fiscal year 2024 compared to $100.6 million in the fourth quarter of fiscal year 2023.
•Adjusted EBITDA excluding interest income on funds held for clients, a non-GAAP measure, was $87.6 million in the fourth quarter of fiscal year 2024 compared to $74.1 million in the fourth quarter of fiscal year 2023.
Fiscal Year 2024 Financial Highlights
Revenue:
•Total revenue was $1,402.5 million, an increase of 19% from fiscal year 2023.
•Recurring & other revenue was $1,281.7 million, an increase of 17% from fiscal year 2023.
Operating Income:
•GAAP operating income was $260.1 million and non-GAAP operating income was $421.9 million in fiscal year 2024, compared to GAAP operating income of $155.0 million and non-GAAP operating income of $320.9 million in fiscal year 2023.
Net Income:
•GAAP net income was $206.8 million or $3.63 per share for fiscal year 2024, based on 57.0 million diluted weighted average common shares outstanding, compared to $140.8 million or $2.49 per share for fiscal year 2023 based on 56.6 million diluted weighted average common shares outstanding.

Adjusted EBITDA:
•Adjusted EBITDA, a non-GAAP measure, was $505.6 million for fiscal year 2024 compared to $375.2 million for fiscal year 2023.
•Adjusted EBITDA excluding interest income on funds held for clients, a non-GAAP measure, was $384.7 million for fiscal year 2024 compared to $298.6 million for fiscal year 2023.
Balance Sheet and Cash Flow:
•Cash and cash equivalents totaled $401.8 million at the end of fiscal year 2024.
•Net cash provided by operating activities for the fiscal year 2024 was $384.7 million compared to $282.7 million for fiscal year 2023.
•Free cash flow, a non-GAAP measure, was $305.9 million or 21.8% of Total revenue for fiscal year 2024.
•Free cash flow excluding interest income on funds held for clients, a non-GAAP measure, was $185.1 million or 14.4% of Recurring and other revenue for fiscal year 2024.
A reconciliation of GAAP to non-GAAP financial measures has been provided in this press release, including the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Business Outlook
Based on information available as of August 1, 2024, Paylocity is issuing guidance for the first quarter and full fiscal year 2025 as indicated below.
First Quarter 2025:
•Recurring and other revenue is expected to be in the range of $325.5 million to $330.5 million, which represents approximately 12.5% growth over fiscal year 2024 first quarter recurring and other revenue.
•Total revenue is expected to be in the range of $353.5 million to $358.5 million, which represents approximately 12.1% growth over fiscal year 2024 first quarter total revenue.
•Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $116.5 million to $120.5 million.
•Adjusted EBITDA excluding interest income on funds held for clients, a non-GAAP measure, is expected to be in the range of $88.5 million to $92.5 million.
Fiscal Year 2025:
•Recurring and other revenue is expected to be in the range of $1.405 billion to $1.420 billion, which represents approximately 10.2% growth over fiscal year 2024 recurring and other revenue.
•Total revenue is expected to be in the range of $1.512 billion to $1.527 billion, which represents approximately 8.3% growth over fiscal year 2024 total revenue.
•Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $533.0 million to $543.0 million.
•Adjusted EBITDA excluding interest income on funds held for clients, a non-GAAP measure, is expected to be in the range of $426.0 million to $436.0 million.
We are unable to reconcile forward-looking non-GAAP financial measures included in our guidance to their directly comparable GAAP financial measures because the information which is needed to complete the reconciliations is unavailable at this time without unreasonable effort.

Conference Call Details

Paylocity will host a conference call to discuss its fourth quarter and full fiscal year 2024 results today at 4:30 p.m. Central Time (5:30 p.m. Eastern Time). A live audio webcast of the conference call, together with detailed financial information, can be accessed through https://investors.paylocity.com/events-and-presentations where you will be provided with dial in details. A replay of the call will be available and archived via webcast at https://investors.paylocity.com/.
About Paylocity
Paylocity is a leading provider of cloud-based HCM and payroll software solutions headquartered in Schaumburg, IL. Founded in 1997 and publicly traded since 2014, Paylocity offers an intuitive, easy-to-use product suite that helps businesses tackle today’s challenges while moving them toward the promise of tomorrow. Known for its unique culture and consistently recognized as one of the best places to work, Paylocity accompanies its clients on the journey to create great workplaces and help people achieve their best through automation, data-driven insights, and engagement. For more information, visit www.paylocity.com.
Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures when reporting its financial results, including Adjusted EBITDA, Adjusted EBITDA margin, adjusted gross profit, adjusted gross profit margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per share, non-GAAP sales and marketing and non-GAAP sales and marketing margin, non-GAAP total research and development and non-GAAP total research and development margin, non-GAAP general and administrative and non-GAAP general and administrative margin, free cash flow and free cash flow margin, certain of which are included in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. We define Adjusted EBITDA as net income before interest expense, income tax expense (benefit), and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described later in this release. Adjusted EBITDA excluding interest income on funds held for clients is calculated in the same manner as Adjusted EBITDA and is further adjusted to eliminate interest income on funds held for clients. We calculate Adjusted EBITDA margin as Adjusted EBITDA divided by total revenues. Adjusted EBITDA margin excluding interest income on funds held for clients is Adjusted EBITDA excluding interest income on funds held for clients divided by recurring and other revenue. Adjusted gross profit is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of capitalized internal-use software costs and certain acquired intangibles and other items as described later in this release. Adjusted gross profit margin is calculated as adjusted gross profit as described in the preceding sentence divided by total revenues. Non-GAAP operating income is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described later in this release. Non-GAAP net income and non-GAAP net income per share are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described later in this release, including the income tax effect on these items. Non-GAAP sales and marketing expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described later in this release. Non-GAAP sales and marketing margin is calculated by dividing non-GAAP sales and marketing by total revenues. Non-GAAP total research and development is adjusted for capitalized internal-use software costs paid and to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described later in this release. Non-GAAP total research and development margin is calculated by dividing non-GAAP total research and development by total revenues. Non-GAAP general and administrative expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of certain acquired intangibles and other items as described later in this release. Non-GAAP general and administrative margin is calculated by dividing non-GAAP general and administrative expense by total revenues. Free cash flow is defined as net cash provided by operating activities less capitalized internal-use software costs and purchases of property and equipment. Free cash flow margin is calculated by dividing free cash flow by total revenues. Free cash flow excluding interest income on funds held for clients is defined in the same manner as free cash flow but also excludes interest income on funds held for clients. Free cash flow margin excluding interest income on funds held for clients is calculated by dividing free cash flow excluding interest income on funds held for clients by recurring and other revenue. Please note that other companies may define their non-GAAP financial measures differently than we do. Management presents certain non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance. Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release.
Safe Harbor/Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding Paylocity’s future operations, ability to scale its business, future financial position and performance, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “seek” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management's estimates regarding future revenues and financial performance, long-term financial targets, future share repurchases and other statements about management’s beliefs, intentions or goals. Paylocity may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on Paylocity’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to the general economic conditions in regions in which Paylocity does business, changes in interest rates, business disruptions, reductions in employment and an increase in business failures that have occurred or may occur in the future; Paylocity’s ability to leverage AI Assist and other forms of artificial intelligence and machine learning in its technology, which may be constrained by current and future laws, regulations, interpretive positions or standards governing new and evolving technologies and ethical considerations that could restrict or impose burdensome and costly requirements on its ability to continue to leverage data in innovative ways; Paylocity’s ability to retain existing clients and to attract new clients to enter into subscriptions for its services; the challenges associated with a growing company’s ability to effectively service clients in a dynamic and competitive market; challenges associated with expanding and evolving a sales organization to effectively address new geographies and products and services; challenges related to cybersecurity threats and evolving cybersecurity regulations; Paylocity’s reliance on and ability to expand its referral network of third parties; Paylocity’s reliance on third party payroll partners in foreign jurisdictions in its Blue Marble business; difficulties associated with accurately forecasting revenue and appropriately planning expenses; challenges with managing growth effectively; risks related to regulatory, legislative and judicial uncertainty in Paylocity’s markets; Paylocity’s ability to protect and defend its intellectual property; the risk that Paylocity’s security measures are compromised or a threat actor gains unauthorized access to customer data; unexpected events in the market for Paylocity’s solutions; changes in the competitive environment in Paylocity’s industry and the markets in which it operates; adverse changes in general economic or market conditions; changes in the employment rates of Paylocity’s clients and the resultant impact on revenue; the possibility that Paylocity may be adversely affected by other economic, business, and/or competitive factors; and other risks and potential factors that could affect Paylocity’s business and financial results identified in Paylocity’s filings with the Securities and Exchange Commission (the “SEC”), including its 10-K filed with the SEC on August 4, 2023. Additional information will also be set forth in Paylocity’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Paylocity makes with the SEC. These forward-looking statements represent Paylocity’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Paylocity disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

PAYLOCITY HOLDING CORPORATION
Consolidated Balance Sheets
(in thousands, except per share data)

	June 30,
	2023	2024
Assets
Current assets:
Cash and cash equivalents	$288,767	$401,811
Accounts receivable, net	25,085	32,997
Deferred contract costs	78,109	97,859
Prepaid expenses and other	35,061	39,765
Total current assets before funds held for clients	427,022	572,432
Funds held for clients	2,621,415	2,952,060
Total current assets	3,048,437	3,524,492
Capitalized internal-use software, net	86,127	116,412
Property and equipment, net	64,069	60,640
Operating lease right-of-use assets	44,067	33,792
Intangible assets, net	34,527	28,291
Goodwill	102,054	108,937
Long-term deferred contract costs	294,222	348,003
Long‑term prepaid expenses and other	6,331	7,077
Deferred income tax assets	15,846	17,816
Total assets	$3,695,680	$4,245,460

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,153	$8,638
Accrued expenses	143,287	158,311
Total current liabilities before client fund obligations	149,440	166,949
Client fund obligations	2,625,355	2,950,411
Total current liabilities	2,774,795	3,117,360
Long-term operating lease liabilities	62,471	46,814
Other long-term liabilities	3,731	6,398
Deferred income tax liabilities	11,820	41,824
Total liabilities	$2,852,817	$3,212,396
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 authorized, no shares issued and outstanding at June 30, 2023 and June 30, 2024	$—	$—
Common stock, $0.001 par value, 155,000 shares authorized at June 30, 2023 and June 30, 2024; 55,912 shares issued and outstanding at June 30, 2023 and 55,514 shares issued and outstanding at June 30, 2024	56	56
Additional paid-in capital	380,632	360,488
Retained earnings	466,690	673,456
Accumulated other comprehensive loss	(4,515)	(936)
Total stockholders' equity	$842,863	$1,033,064
Total liabilities and stockholders’ equity	$3,695,680	$4,245,460

PAYLOCITY HOLDING CORPORATION
Consolidated Statements of Operations and Comprehensive Income
(in thousands, except per share data)

	Three Months Ended June 30,		Year Ended June 30,
	2023	2024	2023	2024
Revenues:
Recurring and other revenue	$282,026	$324,739	$1,098,036	$1,281,680
Interest income on funds held for clients	26,427	32,548	76,562	120,835
Total revenues	308,453	357,287	1,174,598	1,402,515
Cost of revenues	96,706	116,880	367,039	441,729
Gross profit	211,747	240,407	807,559	960,786
Operating expenses:
Sales and marketing	75,895	88,014	296,716	334,954
Research and development	40,549	44,203	163,994	178,333
General and administrative	45,951	45,281	191,823	187,406
Total operating expenses	162,395	177,498	652,533	700,693
Operating income	49,352	62,909	155,026	260,093
Other income	2,617	5,573	3,588	16,922
Income before income taxes	51,969	68,482	158,614	277,015
Income tax expense	14,715	19,663	17,792	70,249
Net income	$37,254	$48,819	$140,822	$206,766
Other comprehensive income (loss), net of tax	(2,275)	(243)	(2,212)	3,579
Comprehensive income	$34,979	$48,576	$138,610	$210,345

Net income per share:
Basic	$0.67	$0.87	$2.53	$3.68
Diluted	$0.66	$0.86	$2.49	$3.63

Weighted-average shares used in computing net income per share:
Basic	55,864	56,209	55,706	56,214
Diluted	56,665	56,890	56,596	56,976
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises for each of the three and twelve months ended June 30 are included in the above line items:

	Three Months Ended June 30,		Year Ended June 30,
	2023	2024	2023	2024
Cost of revenues	$3,750	$4,156	$18,446	$20,350
Sales and marketing	7,967	7,446	38,376	37,010
Research and development	8,020	8,017	38,719	38,483
General and administrative	12,276	10,280	58,964	56,603
Total stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	$32,013	$29,899	$154,505	$152,446

PAYLOCITY HOLDING CORPORATION
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended June 30,
	2022	2023	2024
Cash flows from operating activities:
Net income	$90,777	$140,822	$206,766
Adjustments to reconcile net income to net cash provided by operating activities
Stock-based compensation expense	96,202	147,300	146,032
Depreciation and amortization expense	50,218	60,866	76,426
Deferred income tax expense (benefit)	(7,180)	13,540	27,835
Provision for credit losses	311	1,245	1,565
Net amortization of premiums (accretion of discounts) on available-for-sale securities	381	(5,412)	(4,378)
Other	503	1,682	(962)
Changes in operating assets and liabilities:
Accounts receivable	(7,605)	(9,407)	(8,186)
Deferred contract costs	(73,263)	(80,781)	(70,337)
Prepaid expenses and other	(14,767)	(3,994)	(5,829)
Accounts payable	2,553	(1,554)	2,423
Accrued expenses and other	16,923	18,416	13,315
Net cash provided by operating activities	155,053	282,723	384,670
Cash flows from investing activities:
Purchases of available-for-sale securities and other	(433,962)	(598,895)	(304,465)
Proceeds from sales and maturities of available-for-sale securities	116,848	446,751	294,438
Capitalized internal-use software costs	(34,515)	(45,004)	(60,726)
Purchases of property and equipment	(18,069)	(21,910)	(18,028)
Acquisitions of businesses, net of cash acquired	(107,576)	—	(12,031)
Other investing activities	(2,500)	(1,104)	(1,079)
Net cash used in investing activities	(479,774)	(220,162)	(101,891)
Cash flows from financing activities:
Net change in client fund obligations	2,228,038	(1,362,421)	325,056
Borrowings under credit facility	50,000	—	—
Repayment of credit facility	(50,000)	—	—
Repurchases of common shares	—	—	(150,000)
Proceeds from employee stock purchase plan	14,103	16,916	19,143
Taxes paid related to net share settlement of equity awards	(69,761)	(88,312)	(52,549)
Other financing activities	(87)	(885)	(72)
Net cash provided by (used in) financing activities	2,172,293	(1,434,702)	141,578
Net change in cash, cash equivalents and funds held for clients' cash and cash equivalents	1,847,572	(1,372,141)	424,357
Cash, cash equivalents and funds held for clients' cash and cash equivalents—beginning of year	1,945,881	3,793,453	2,421,312
Cash, cash equivalents and funds held for clients' cash and cash equivalents—end of year	$3,793,453	$2,421,312	$2,845,669
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Purchases of property and equipment and internal-use software, accrued but not paid	$2,052	$—	$1,118
Liabilities assumed for acquisitions	$4,581	$117	$378
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$311	$404	$494
Cash paid for income taxes	$11	$1,359	$47,619
Reconciliation of cash, cash equivalents and funds held for clients' cash and cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	$139,756	$288,767	$401,811
Funds held for clients' cash and cash equivalents	3,653,697	2,132,545	2,443,858
Total cash, cash equivalents and funds held for clients' cash and cash equivalents	$3,793,453	$2,421,312	$2,845,669

Paylocity Holding Corporation
Reconciliation of GAAP to non-GAAP Financial Measures
(In thousands except per share data)

	Three Months Ended June 30,		Year Ended June 30,
	2023	2024	2023	2024
Reconciliation from Gross profit to Adjusted gross profit:
Gross profit	$211,747	$240,407	$807,559	$960,786
Amortization of capitalized internal-use software costs	8,936	12,775	31,440	45,246
Amortization of certain acquired intangibles	1,853	2,064	7,414	7,907
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	3,750	4,156	18,446	20,350
Other items (1)	—	469	19	469
Adjusted gross profit	$226,286	$259,871	$864,878	$1,034,758

	Three Months Ended June 30,		Year Ended June 30,
	2023	2024	2023	2024
Reconciliation from Operating income to Non-GAAP Operating income:
Operating income	$49,352	$62,909	$155,026	$260,093
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	32,013	29,899	154,505	152,446
Amortization of acquired intangibles	2,637	2,577	10,948	10,436
Other items (2)	—	940	446	(1,091)
Non-GAAP Operating income	$84,002	$96,325	$320,925	$421,884

	Three Months Ended June 30,		Year Ended June 30,
	2023	2024	2023	2024
Reconciliation from Net income to Non-GAAP Net income:
Net income	$37,254	$48,819	$140,822	$206,766
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	32,013	29,899	154,505	152,446
Amortization of acquired intangibles	2,637	2,577	10,948	10,436
Other items (2)	—	940	446	(1,091)
Income tax effect on adjustments (3)	2,896	1,832	(15,003)	5,493
Non-GAAP Net income	$74,800	$84,067	$291,718	$374,050

	Three Months Ended June 30,		Year Ended June 30,
	2023	2024	2023	2024
Calculation of Non-GAAP Net income per share:
Non-GAAP Net income	$74,800	$84,067	$291,718	$374,050
Diluted weighted-average number of common shares	56,665	56,890	56,596	56,976
Non-GAAP Net income per share	$1.32	$1.48	$5.15	$6.57

	Three Months Ended June 30,		Year Ended June 30,
	2023	2024	2023	2024
Reconciliation from Net income to Adjusted EBITDA and Adjusted EBITDA excluding interest income on funds held for clients
Net income	$37,254	$48,819	$140,822	$206,766
Interest expense	188	190	752	758
Income tax expense (benefit)	14,715	19,663	17,792	70,249
Depreciation and amortization expense	16,385	20,647	60,866	76,426
EBITDA	68,542	89,319	220,232	354,199
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	32,013	29,899	154,505	152,446
Other items (2)	—	940	446	(1,091)
Adjusted EBITDA	$100,555	$120,158	$375,183	$505,554
Interest income on funds held for clients	$(26,427)	$(32,548)	$(76,562)	$(120,835)
Adjusted EBITDA excluding interest income on funds held for clients	$74,128	$87,610	$298,621	$384,719

	Three Months Ended June 30,		Year Ended June 30,
	2023	2024	2023	2024
Reconciliation of Non-GAAP sales and marketing:
Sales and marketing	$75,895	$88,014	$296,716	$334,954
Less: Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	7,967	7,446	38,376	37,010
Less: Other items (4)	—	—	22	—
Non-GAAP sales and marketing	$67,928	$80,568	$258,318	$297,944

	Three Months Ended June 30,		Year Ended June 30,
	2023	2024	2023	2024
Reconciliation of Non-GAAP total research and development:
Research and development	$40,549	$44,203	$163,994	$178,333
Add: Capitalized internal-use software costs	14,278	16,225	45,004	60,726
Less: Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	8,020	8,017	38,719	38,483
Less: Other items (4)	—	229	399	741
Non-GAAP total research and development	$46,807	$52,182	$169,880	$199,835

	Three Months Ended June 30,		Year Ended June 30,
	2023	2024	2023	2024
Reconciliation of Non-GAAP general and administrative:
General and administrative	$45,951	$45,281	$191,823	$187,406
Less: Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	12,276	10,280	58,964	56,603
Less: Amortization of certain acquired intangibles	784	513	3,534	2,529
Less: Other items (5)	—	242	6	(2,301)
Non-GAAP general and administrative	$32,891	$34,246	$129,319	$130,575

	Year Ended June 30,
	2023	2024
Reconciliation of Free cash flow and Free cash flow excluding interest income on funds held for clients:
Net cash provided by operating activities	$282,723	$384,670
Capitalized internal-use software costs	(45,004)	(60,726)
Purchases of property and equipment	(21,910)	(18,028)
Free cash flow	$215,809	$305,916
Interest income on funds held for clients	(76,562)	(120,835)
Free cash flow excluding interest income on funds held for clients	$139,247	$185,081

(1) Represents acquisition-related costs and severance costs related to certain roles that have been eliminated. We exclude one-off severance costs that we incur as part of the normal course of our business operations.
(2) Represents acquisition and nonrecurring transaction-related costs, lease exit activity and severance costs related to certain roles that have been eliminated. We exclude one-off severance costs that we incur as part of the normal course of our business operations.
(3) Includes the income tax effect on non-GAAP net income adjustments related to stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, amortization of acquired intangibles and other items, which include acquisition and nonrecurring transaction-related costs, lease exit activity and severance costs related to certain roles that have been eliminated. We exclude one-off severance costs that we incur as part of the normal course of our business operations.
(4) Represents acquisition and nonrecurring transaction-related costs.
(5) Represents acquisition and nonrecurring transaction-related costs and lease exit activity.